Exhibit 5.1

27 November 2024

TC BioPharm (Holdings) plc (Company)

Maxim 1, 2 Parklands Way

Holytown

Motherwell

ML1 4WR

Scotland

United Kingdom

Dear Sir / Madam,

1	Background

1.1	We are lawyers qualified to practice law in Scotland. We have acted as counsel to the Company to provide this legal opinion in connection with the Company’s registration statement on Form F-3, to which this opinion letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

1.2	The Registration Statement relates to the issuance and sale by the Company from time to time of a currently indeterminate number of:

(a)	ordinary shares in the Company, each having a nominal value of £0.0001 (“Offering Shares”);

(b)	debt securities (the “Debt Securities”);

(c)	warrants;

(d)	rights; and

(e)	units;

as may from time to time be offered and sold at currently indeterminate prices by the Company pursuant to the Registration Statement with the aggregate offering price not to exceed US $100,000,000. The Offering Shares are to be offered or sold in the form of American Depositary Shares (the “ADSs”). Each ADS represents two hundred (200) Offering Shares. The Debt Securities are to be issued under the Indentures (as defined below), the forms of which will be filed as exhibits to the Registration Statement.

1.3	We understand that none of: (i) the Offering Shares; or (ii) the Debt Securities are, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

Addleshaw Goddard LLP, Cornerstone, 107 West Regent Street, Glasgow G2 2BA
Tel +44 (0)141 221 2300 Fax +44 (0)141 221 5800 DX GW120 Glasgow
www.addleshawgoddard.com

Addleshaw Goddard LLP is a limited liability partnership registered in England and Wales (with registered number OC318149) and is authorised and regulated by the Solicitors Regulation Authority (with authorisation number 440721) and the Law Society of Scotland. A list of members is open to inspection at our registered office, Milton Gate, 60 Chiswell Street, London EC1Y 4AG. The term partner refers to any individual who is a member of any Addleshaw Goddard entity or association or an employee or consultant with equivalent standing based on their experience and/or qualifications.

TC BIOPharm (Holdings) plc	27 November 2024

1.4	We note that the Registration Statement includes a base prospectus (the “Base Prospectus”) relating to the Offering Shares, the Debt Securities and the other securities listed therein as may from time to time be offered, issued and sold at currently indeterminate prices by the Company with the aggregate offering price not to exceed US $100,000,000, which Base Prospectus may be supplemented in the future by one or more prospectus supplements.

2	Examination and Enquiries

2.1	For the purpose of giving this opinion letter, we have examined:

(a)	the Registration Statement;

(b)	the Company’s certificate of incorporation dated 25 October 2021 and the Company’s certificate of incorporation on re-registration of a private company as a public company dated 10 January 2022;

(c)	the Company’s Articles of Association adopted on 15 February 2022 and amended on 14 November 2022;

(d)	the resolutions of the shareholders of the Company passed at the shareholder meetings of the Company which took place on 14 January 2022, 3 February 2022, and 14 November 2022 (“Shareholder Resolutions”);

(e)	written resolutions of the board of directors of the Company passed on 25 November 2024 which resolved, inter alia, to approve the filing of the Registration Statement with the Securities and Exchange Commission (“Board Resolutions”);

(f)	the form of senior indenture filed as Exhibit 4.6 of the Registration Statement; and

(g)	the form of subordinated indenture filed as Exhibit 4.7 to the Registration Statement (the “Subordinated Indenture”, together with the Senior Indenture (the “Indentures”)).

2.2	For the purpose of giving this opinion letter, we have:

(a)	on 25 November 2024 made an online search of the register kept by the Registrar of Companies (the “Registrar”) in respect of the Company for the purposes of identifying whether (i) the Company is subject to any formal insolvency proceedings, and (ii) any applications or orders have been registered by the Registrar for the dissolution or strike-off of the Company (the “Company Search”);

(b)	on 25 November 2024 made an email enquiry to the Petitions Department of the Court of Session with respect to the Company (the “Winding-up Search”, and together with the Company Search, the “Searches”).

3	Assumptions

3.1	In giving this opinion we have assumed, without further verification the completeness and accuracy of all documentation that we have reviewed. We have also relied upon the following assumptions, which we have not independently verified:

(a)	copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(b)	all signatures, initials, stamps, and seals are genuine;

(c)	that each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom he or she claims to be and holds the office he or she claims to hold;

(d)	the accuracy and completeness of all factual representations expressed in or implied by the documents we have examined;

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(e)	that all public records of the Company which we have examined are accurate and that the information disclosed by the Searches is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our Searches;

(f)	that the general meetings at which the Shareholder Resolutions were passed were duly convened, constituted and held in accordance with all applicable laws and regulations and all constitutional and other applicable formalities were duly observed, and that the written resolutions referred to in paragraph 2.1(e) were duly passed in accordance with all applicable laws and regulations and all constitutional and other applicable formalities were duly observed; that in particular, but without limitation, a duly qualified number or quorum of (i) shareholders was present throughout the shareholder meeting and voted in favour of the resolutions, and (ii) directors voted in favour of the resolutions; and that, in the case of the written resolutions of the board of directors of the Company, each provision contained in the Companies Act 2006 and / or the then applicable articles of association of the Company relating to (x) the declaration of directors’ interests or the power of interested directors to vote, (y) the number of directors required to sign in writing, or confirm electronically, their agreement with such written resolutions, and (z) any delegation of authority to any directors, was duly observed;

(g)	that the Shareholder Resolutions and the written resolutions referred to in paragraph 2.1(e), have not been and will not be amended, rescinded or superseded and remain or will remain in full force and effect;

(h)	the Shareholder Resolutions remain in full force and effect and have not been revoked and that the following the issue of Offering Shares, and following the issued of shares pursuant to all other instruments to which the Company is party, the issued share capital of the Company shall not exceed £2,000,000 in nominal value;

(i)	the Company shall receive at least the nominal value of each Offering Share in cash in return for issuing any or all of the Offering Shares;

(j)	the Registration Statement, as finally amended, has become effective under the Securities Act and such effectiveness shall not be terminated or rescinded;

(k)	the Offering Shares will be sold or issued in accordance with a duly authorised, executed and delivered sales or similar agreement;

(l)	that each party to each of the Indentures (other than the Company) will have the capacity to enter into and deliver, and to exercise its rights and perform its obligations thereunder, will have taken all necessary corporate action to authorise that entry, delivery, exercise and performance, and will not be prohibited by any applicable law from that entry, delivery, exercise and performance;

(m)	an appropriate prospectus supplement with respect to each of: (i) the Offering Shares; and (ii) the Debt Securities, will be prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder prior to the allotment and/or issue of any such Offering Shares or Debt Securities;

(n)	that each of the Indentures will be duly executed by or on behalf of each party to it;

(o)	that the Debt Securities when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the Debt Securities maintained for this purpose, in each case in accordance with the relevant Indenture, the then operative articles of association of the Company and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(p)	that each Indenture and the Debt Securities, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Indentures and the Debt Securities will remain in full force and effect at all relevant times and, in the case of the Indentures, in the form examined by us;

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(q)	that the choice of laws by which the Indentures and the Debt Securities are expressed to be governed is valid under the chosen laws;

(r)	the directors of the Company, including any pricing committee or other appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the allotment and issue of the Offering Shares, the Debt Securities and related matters;

(s)	that the directors of the Company acted or will act in accordance with ss171 to 174 Companies Act 2006 in approving the resolutions recorded in the Board Resolutions and that all actions to be carried out by the Company pursuant to the Board Resolutions and Shareholder Resolutions are or will be in its commercial interests;

(t)	that the Debt Securities when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the Debt Securities maintained for this purpose, in each case in accordance with the relevant Indenture, the then operative articles of association of the Company and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(u)	the issue or sale of the Offering Shares and the Debt Securities does not violate the then operative articles of association of the Company, including without limitation, any borrowing limits or any limits on the granting of security imposed by such articles of association;

(v)	that no agreement, document or obligation to or by which the Company (or its assets) is a party or bound and no injunction or other court order against or affecting the Company (or its assets) would be breached or infringed by the matters contemplated by the performance of the actions to be carried out pursuant to, or any other aspect of, the Corporate Approvals, including without limitation the execution and delivery of the Indentures;

(w)	that (i) the information disclosed by the Searches was then complete, up to date and accurate in all respects and has not since been altered or added to, and (ii) the Searches did not fail to disclose any information relevant for the purposes of this opinion letter;

(x)	that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 2.1 or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 2.1 or any obligation therein or otherwise affect the opinions expressed in this opinion letter;

(y)	that the Company is and will at all relevant times remain in compliance with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions, exchange controls and human rights laws and regulations;

(z)	that all consents, licences, approvals, authorisations, notices, filings and registrations that are necessary under any applicable laws or regulations in order to permit the performance of the actions to be carried out pursuant to the Corporate Approvals have been or will be duly made or obtained and are, or will be, in full force and effect;

(aa)	that each of the Indentures will be unconditionally delivered by all of the parties to it and not subject to any escrow or similar arrangement and that all conditions precedent to each Indenture becoming effective will have been met or waived;

(bb)	that there are no provisions of the laws of any jurisdiction outside Scotland that would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside Scotland may be relevant to this opinion letter, such laws have been and will be complied with;

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(cc)	that all Offering Shares will be issued and allotted pursuant to the authority and power granted to the directors of the Company under the Shareholder Resolutions;

(dd)	that to the extent either the Company or any party to a sales agreement or similar agreement in entering into or performing its obligations under such agreement, is carrying on, or purporting to carry on, any relevant regulated activity in the United Kingdom, it has the appropriate authorisation to carry on that regulated activity under the Financial Services and Markets Act 2000 (“FSMA”), and any sales agreement or similar agreement was entered into, and no Offering Shares, ADSs or Debt Securities are purchased (or being purchased), as a consequence of a communication made in breach of s21(1) FSMA or of any other applicable Scottish laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(ee)	that the issue and allotment of the Offering Shares, ADSs or Debt Securities does not involve the making of an offer of transferable securities to the public in the United Kingdom (other than an offer falling within s86 FSMA);

(ff)	that no application has been or will be made for any Offering Shares, ADSs or Debt Securities to be listed or admitted to trading on a regulated market (which for the avoidance of doubt does not include AIM, a market operated by London Stock Exchange plc) situated or operating in the United Kingdom;

(gg)	that the Company is able to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) at the time of entering into the Registration Statement, any prospectus supplement and any sales agreement or similar agreement and will not become unable to pay its debts as a result of doing so; and

(hh)	that the Company has not passed a resolution for its winding-up which is not revealed by the enquiry referred to in paragraph 2.2 or dissolution, and no proceedings have been commenced or steps taken for the winding-up of the Company or for the appointment of an administrator, an administrative receiver or receiver or manager in relation to the Company or any of its assets or revenue, and that no analogous procedure or step has been taken in any jurisdiction in relation to the Company;

4	Opinion

4.1	Based upon, and subject to, the foregoing assumptions and the qualifications set out in section 4 below, and having regard to such legal considerations as we consider relevant, we are of the opinion that:

(a)	the Company is a public limited company duly incorporated under Scots law, noting that the Searches revealed no order or resolution for the winding-up of the Company and no notice of the appointment of a receiver, administrative receiver, or administrator in respect of it or any of its assets.

(b)	the Offering Shares will, when the names of the holders of such Offering Shares are entered into the register of members of the Company and subject to the receipt by the Company in cash of the aggregate issue price in respect of all the Offering Shares (such sum being not less than the nominal value of such shares), be validly issued, fully paid and no further amount may be called thereon;

(c)	the Company has the corporate capacity to enter into and deliver the Indentures.

4.2	This opinion is strictly limited to the matters expressly stated in this paragraph 4 and is not to be construed as extending by implication to any other matter.

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5	Qualifications

The opinions expressed above are subject to the following qualifications:

5.1	for the purposes of giving this opinion letter, we have only examined and relied on those documents and enquiries referred to in paragraphs 2.1 and 2.2 respectively and made the Searches. We have made no further enquiries concerning the Company of any other person or any other matter in connection with the giving of this opinion letter;

5.2	we have made no enquiry, and express no opinion, as to any matter of fact. As to matters of fact which are material to this opinion letter, we have relied entirely and without further enquiry on statements made in the documents listed in paragraph 2.1;

5.3	we express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the Registration Statement or the transactions contemplated thereby;

5.4	this opinion letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion

5.5	the Company Search is not conclusively capable of revealing whether or not:

(a)	a winding-up order has been made or a resolution passed for the winding up of a company;

(b)	an administration petition or order has been presented or made;

(c)	a receiver, administrative receiver, administrator or liquidator has been appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced;

as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or an application for an administration order has been presented;

5.6	the Winding-up Search relates only to a compulsory winding-up and is not conclusively capable of revealing whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the relevant records or entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made;

5.7	we make no comment with regard to any references to foreign law or statutes in the Registration Statement;

5.8	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

6	Law

6.1	This opinion letter and any non-contractual obligations arising out of or in connection with this opinion letter shall be governed by, and construed in accordance with, Scots law as at the date of this opinion letter. Such choice of governing law is without prejudice to the requirements of the Securities Act

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6.2	This opinion letter relates only to Scots law (being for these purposes Scottish domestic law on the assumption that Scottish domestic law applies to all relevant issues and thus excluding the laws of any foreign jurisdiction to the extent that the Scottish courts might apply the same pursuant to any relevant Scottish conflict of law rule or principle) as applied by the Scottish courts as at today’s date.

6.3	We express no opinion as to, and we have not investigated for the purposes of this opinion letter, the laws of any jurisdiction (including without limitation the laws of the European Union or the State of New York) other than Scotland. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this opinion letter.

6.4	This opinion letter takes no account of any changes in Scots law that may occur after today’s date. We do not undertake or accept any obligation to update this opinion letter to reflect subsequent changes in Scots law.

7	Disclosure and reliance

7.1	This opinion letter is addressed to you in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” of the prospectus contained in Part I of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the Rules.

7.2	Other than for the purpose set out above in paragraph 7.1, this opinion letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

7.3	This opinion letter is given by Addleshaw Goddard LLP and no partner, member or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

Yours faithfully,

Partner, for and on behalf of

Addleshaw Goddard LLP

Direct line	+44 (0)141 574 2371
Email	murray.jack@addleshawgoddard.com

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